UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Annie’s, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-1266625
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1610 Fifth Street Berkeley, California	94710
(Address of Principal Executive Office)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-163101

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name of Each Exchange On Which Each Class Is To Be Registered
Common Stock, $0.001 par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Registrant’s common stock, par value $0.001 per share, to be registered is incorporated by reference to the description contained under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (No. 333-178270) as filed electronically with the Securities and Exchange Commission (the “Commission”) on December 1, 2011, as the same may be amended (the “Registration Statement”), and in any prospectus relating to the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The Registrant’s common stock to be registered hereunder has been approved for listing on the New York Stock Exchange under the symbol “BNNY.”

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on behalf of the undersigned, thereto duly authorized.

Dated: March 22, 2012

ANNIE’S, INC.

By:	/s/ John M. Foraker
Name:	John M. Foraker
Title:	Chief Executive Officer